Exhibit 99.1
P.F. Chang’s China Bistro, Inc.
P.F. CHANG’S REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2010 RESULTS
SCOTTSDALE, ARIZONA, February 16, 2011 — P.F. Chang’s China Bistro, Inc. (NASDAQ: PFCB) today reported financial results for the fourth quarter and fiscal year ended January 2, 2011.

	13 Weeks	14 Weeks		52 Weeks	53 Weeks
(000 except per share data)	Q4 2010	Q4 2009	% Change	FY 2010	FY 2009	% Change
Revenues	$311,180	$326,653	-4.7%	$1,242,799	$1,228,179	1.2%

Income from continuing operations	$14,639	$11,980	22.2%	$46,562	$43,676	6.6%
Net income	$14,679	$12,035	22.0%	$46,608	$43,197	7.9%

Diluted income per share:
Income from continuing operations	$0.64	$0.52	23.1%	$2.01	$1.87	7.5%
Net income	$0.64	$0.52	23.1%	$2.02	$1.85	9.2%
Highlights for the fourth quarter of 2010 compared to the prior year quarter include:
•	Consolidated revenues declined 4.7% to $311.2 million including the impact of one less operating week during the fourth quarter of fiscal 2010.
•	Comparable store sales increased 0.1% at the Bistro and 1.3% at Pei Wei.
•	Net income increased 22.0% to $14.7 million.
•	Net income per diluted share increased 23.1% to $0.64.
Highlights for fiscal 2010 compared to prior year include:
•	Consolidated revenues increased 1.2% to $1,242.8 million including the impact of one less operating week during fiscal 2010 compared to fiscal 2009.
•	Comparable store sales declined 0.1% at the Bistro and increased 1.8% at Pei Wei.
•	Net income increased 7.9% to $46.6 million.
•	Net income per diluted share increased 9.2% to $2.02.
Fourth quarter comparable store sales

	Fiscal 2010
	October	November	December	Total Q4
Bistro
Traffic effect	0.5%	-0.3%	-2.8%	-0.9%
Average ticket effect	0.3%	0.8%	1.9%	1.0%

Total comparable store sales	0.8%	0.5%	-0.9%	0.1%

Pei Wei
Traffic effect	-1.1%	-1.5%	0.0%	-0.9%
Average ticket effect	2.2%	2.2%	2.2%	2.2%

Total comparable store sales	1.1%	0.7%	2.2%	1.3%

Bistro
The Bistro achieved positive same store sales in the fourth quarter of 2010. Average ticket at the Bistro was positive during the quarter due to the benefit of a menu price increase combined with improvements in high dollar transactions. Traffic declined during the fourth quarter partially due to the impact of severe winter weather in late December.

Pei Wei
Pei Wei achieved positive same store sales in the fourth quarter of 2010. Average ticket at Pei Wei was positive for the entire quarter including the collective impact of incremental sales of small plate menu items, greater online ordering usage and the benefit of a menu price increase.
Comparable store sales for the fourth quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year. Comparable store sales for December 2010 reflect results from the 4 week operating period in the current year compared to the same 4 week operating period in the prior year.
Global Brand Development
Global Brand Development revenues totaled $0.9 million for the fourth quarter of 2010 related to fees from seven international Bistro restaurants and a retail line of premium frozen food entrées, all of which operate under licensing agreements, as well as two Bistro restaurants operated in Hawaii under a joint venture arrangement.
Quarterly dividend
The Company’s Board of Directors authorized a cash dividend payment of $0.29 per share on the Company’s outstanding common stock. The dividend is payable on March 14, 2011 to shareholders of record at the close of business on February 28, 2011. The amount of the cash dividend was computed based on 45% of the Company’s net income for the quarter ended January 2, 2011.
2011 expectations
The Company anticipates that fiscal 2011 consolidated revenues will increase approximately three to four percent compared to fiscal 2010 due to expectations of positive same store sales at both concepts combined with revenues from nine to thirteen anticipated new restaurant openings during fiscal 2011 and the benefit of a full year of revenues for restaurants that opened during fiscal 2010.
The Company expects to experience higher commodity costs and increased labor wage rates during fiscal 2011 which will be partially offset with a slight menu price increase at both concepts. Despite these cost pressures, the Company anticipates that fiscal 2011 restaurant operating margins will increase compared to fiscal 2010, primarily due to lapping the impact of the first quarter 2010 Bistro Happy Hour rollout combined with a higher contribution from Global Brand Development businesses. In addition, the Company expects an increase in general and administrative expenses in fiscal 2011, primarily related to higher share-based compensation expense.
The Company expects to open three to five new Bistro restaurants and six to eight new Pei Wei restaurants during fiscal 2011. In addition, the Company expects its international partners collectively to open seven to ten Bistro restaurants in international markets during fiscal 2011.
The Company plans to repurchase approximately $60 million in common shares under its current authorization during fiscal 2011.
Overall, the Company expects consolidated diluted earnings per share to range from $2.15 to $2.20 for fiscal 2011, an increase of approximately 10%.
Definitions
The following definitions apply to these terms as used throughout this release:
•	Income from continuing operations refers to income from continuing operations, net of tax, attributable to PFCB common stockholders.

•	Net income refers to net income attributable to PFCB common stockholders.
•
Comparable store sales changes include company-operated restaurants and represent the change in period-over-period sales for the comparable restaurant base. A restaurant becomes comparable in its eighteenth month of operation.

Financial reporting dates in fiscal 2011
The Company plans to announce quarterly financial results and hold conference calls to discuss its results for the first three quarters of fiscal 2011 as outlined below. The earnings press releases will be issued at approximately 7:00 am ET and the conference calls will follow at 1:00 pm ET on the same day. Dates and times could be subject to change.

Earnings Release and
Quarter Ending	Conference Call Dates
April 3, 2011	April 27, 2011
July 3, 2011	July 27, 2011
October 2, 2011	October 26, 2011
Conference call information
The Company is hosting a conference call today at 12:00 pm ET in which management will provide further details on the fourth quarter results. A webcast of the call can be accessed through the company’s website at http://www.pfcb.com.
About the Company
P.F. Chang’s China Bistro, Inc. owns and operates two restaurant concepts in the Asian niche. P.F. Chang’s China Bistro features a blend of high-quality, Chinese-inspired cuisine and American hospitality in a sophisticated, contemporary bistro setting. Pei Wei Asian Diner offers a modest menu of freshly prepared pan-Asian cuisine in a relaxed, warm environment offering attentive counter service and take-out flexibility. In addition, the Company has extended the P.F. Chang’s brand to international markets and retail products both of which are operated under licensing agreements.
Note with respect to non-GAAP financial measures contained within Supplemental Financial Information
In addition to using GAAP results in evaluating the Company’s business, management measures restaurant operating income to assess the performance of its existing restaurant concepts. Restaurant operating income includes all ongoing costs related to operating the Company’s restaurants but excludes preopening expenses and partner investment expense. Because preopening and partner investment expenses are associated with expansion of the Company’s business and vary in timing and magnitude, they make an accurate assessment of the health of ongoing operations more difficult and are therefore excluded. Additionally, general and administrative expenses are generally not specifically identifiable to individual business units and are only included in the Company’s consolidated financial presentation as these costs relate to support of both restaurant concepts and the extension of the Company’s brands into international markets and retail products. As the Company’s expansion is funded entirely from its ongoing restaurant operations, restaurant operating income is a consideration of management when determining whether and when to open additional restaurants. The non-GAAP financial information presented herein should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Please see the non-GAAP to GAAP reconciliation at the bottom of pages 6 through 8 of this press release for a reconciliation of restaurant operating income to the most directly comparable GAAP measure, income from operations.

Note with respect to forward looking statements
The statements contained in this press release that are not purely historical, including the Company’s estimates of its earnings, revenues and anticipated new restaurants are forward-looking statements. The accuracy of these forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, failure of the Company’s existing or new restaurants to achieve expected results; damage to our brands or reputation; development is critical to the Company’s long-term success; changes in general economic conditions and dependence on sales concentrated in certain geographic areas; intense competition in the restaurant industry; changes in government legislation that may increase labor costs; litigation; adverse public or medical opinions about the health effects of consuming our products; failure to comply with governmental regulations; changes in food costs; the inability to retain key personnel; federal and state tax rules could negatively impact results of operations and financial position; fluctuating insurance requirements and costs; seasonality of the Company’s business; adverse impact if information technology and computer systems do not perform properly and other risks described in the Company’s recent SEC filings.
Contacts:

Investor:	Allison Schulder	(480) 888-3000	allison.schulder@pfcb.com

Media:	Rachel Gillman Dig Communications	(312) 577-1759	rgillman@digcommunications.com

P.F. Chang’s China Bistro, Inc.
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	13 Weeks	14 Weeks	52 Weeks	53 Weeks
	Ended	Ended	Ended	Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
Revenues	$311,180	$326,653	$1,242,799	$1,228,179
Costs and expenses:
Cost of sales	80,621	87,328	324,731	326,421
Labor	101,610	107,052	410,000	401,583
Operating	51,886	53,476	208,294	203,859
Occupancy	18,756	18,288	73,707	70,635
General and administrative	19,839	22,004	81,883	82,749
Depreciation and amortization	19,832	18,303	77,486	74,429
Preopening expense	439	1,420	1,976	3,919
Partner investment expense	(47)	(92)	(318)	(629)

Total costs and expenses	292,936	307,779	1,177,759	1,162,966

Income from operations	18,244	18,874	65,040	65,213
Interest and other income (expense), net	333	(345)	(572)	(1,637)

Income from continuing operations before taxes	18,577	18,529	64,468	63,576
Provision for income taxes	(3,773)	(5,954)	(17,122)	(18,492)

Income from continuing operations, net of tax	14,804	12,575	47,346	45,084
Income (loss) from discontinued operations, net of tax	40	55	46	(479)

Net income	14,844	12,630	47,392	44,605
Less: Net income attributable to noncontrolling interests	165	595	784	1,408

Net income attributable to PFCB	$14,679	$12,035	$46,608	$43,197

Basic income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.65	$0.53	$2.05	$1.90
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	0.00	0.00	(0.02)

Net income attributable to PFCB common stockholders	$0.65	$0.53	$2.05	$1.88

Diluted income per share:
Income from continuing operations attributable to PFCB common stockholders	$0.64	$0.52	$2.01	$1.87
Income (loss) from discontinued operations, net of tax, attributable to PFCB common stockholders	0.00	0.00	0.01	(0.02)

Net income attributable to PFCB common stockholders	$0.64	$0.52	$2.02	$1.85

Weighted average shares used in computation:
Basic	22,599	22,633	22,689	22,986

Diluted	23,011	23,045	23,115	23,413

Cash dividends declared per share	$0.29	$—	$0.92	$—

Amounts attributable to PFCB:
Income from continuing operations, net of tax	$14,639	$11,980	$46,562	$43,676
Income (loss) from discontinued operations, net of tax	40	55	46	(479)

Net income attributable to PFCB	$14,679	$12,035	$46,608	$43,197

P.F. Chang’s China Bistro, Inc.
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	4Q10	YTD Q4 2010

Units	348	350	351	356	363	363	364	366	368	369	369
Sales weeks	17,170	4,531	4,563	4,604	5,058	18,756	4,731	4,736	4,770	4,791	19,028
AWS	69,780	68,382	66,044	63,060	64,581	65,482	65,604	66,055	64,656	64,951	65,314

Revenues (1)	1,198,124	309,837	301,360	290,329	326,653	1,228,179	310,371	312,838	308,410	311,180	1,242,799

Operating costs
Cost of sales	325,630	83,072	79,657	76,364	87,328	326,421	84,013	81,717	78,380	80,621	324,731
Labor	396,911	100,707	98,111	95,713	107,052	401,583	104,475	102,295	101,620	101,610	410,000
Operating	198,967	50,691	48,809	50,883	53,476	203,859	52,753	51,597	52,058	51,886	208,294
Occupancy	69,809	17,378	17,403	17,566	18,288	70,635	17,838	18,609	18,504	18,756	73,707
Net income attributable to noncontrolling interests	1,933	370	288	155	595	1,408	206	241	172	165	784
Depreciation & amortization	68,711	18,496	18,575	19,055	18,303	74,429	19,001	19,335	19,318	19,832	77,486
Restaurant operating income	136,163	39,123	38,517	30,593	41,611	149,844	32,085	39,044	38,358	38,310	147,797

Development costs
Preopening expenses	8,457	488	461	1,550	1,420	3,919	133	832	572	439	1,976
Partner investment expense	(354)	(464)	(91)	18	(92)	(629)	11	(135)	(147)	(47)	(318)

Other expenses
General and administrative (2)	77,488	19,814	20,523	20,408	22,004	82,749	19,053	19,765	23,226	19,839	81,883
Interest and other (income) expense, net	3,362	940	437	(85)	345	1,637	415	665	(175)	(333)	572
Provision for income taxes	12,193	4,953	5,108	2,477	5,954	18,492	3,788	5,144	4,417	3,773	17,122
Income from continuing operations	35,017	13,392	12,079	6,225	11,980	43,676	8,685	12,773	10,465	14,639	46,562
Income (loss) from discontinued operations, net of tax	(7,591)	(43)	(474)	(17)	55	(479)	6	—	—	40	46
Net income attributable to PFCB	27,426	13,349	11,605	6,208	12,035	43,197	8,691	12,773	10,465	14,679	46,608

Income from continuing operations per FDS	$1.45	$0.56	$0.51	$0.27	$0.52	$1.87	$0.38	$0.55	$0.45	$0.64	$2.01

Fully diluted shares (FDS)	24,080	23,795	23,526	23,285	23,045	23,413	23,104	23,277	23,070	23,011	23,115

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Cost of sales	27.2%	26.8%	26.4%	26.3%	26.7%	26.6%	27.1%	26.1%	25.4%	25.9%	26.1%
Labor	33.1%	32.5%	32.6%	33.0%	32.8%	32.7%	33.7%	32.7%	32.9%	32.7%	33.0%
Operating	16.6%	16.4%	16.2%	17.5%	16.4%	16.6%	17.0%	16.5%	16.9%	16.7%	16.8%
Occupancy	5.8%	5.6%	5.8%	6.1%	5.6%	5.8%	5.7%	5.9%	6.0%	6.0%	5.9%
Net income attributable to noncontrolling interests	0.2%	0.1%	0.1%	0.1%	0.2%	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%
Depreciation & amortization	5.7%	6.0%	6.2%	6.6%	5.6%	6.1%	6.1%	6.2%	6.3%	6.4%	6.2%

Restaurant operating income	11.4%	12.6%	12.8%	10.5%	12.7%	12.2%	10.3%	12.5%	12.4%	12.3%	11.9%

Preopening expenses	0.7%	0.2%	0.2%	0.5%	0.4%	0.3%	0.0%	0.3%	0.2%	0.1%	0.2%
Partner investment expense	(0.0%)	(0.1%)	(0.0%)	0.0%	(0.0%)	(0.1%)	0.0%	(0.0%)	(0.0%)	(0.0%)	(0.0%)
General and administrative (2)	6.5%	6.4%	6.8%	7.0%	6.7%	6.7%	6.1%	6.3%	7.5%	6.4%	6.6%
Interest and other (income) expense, net	0.3%	0.3%	0.1%	(0.0%)	0.1%	0.1%	0.1%	0.2%	(0.1%)	(0.1%)	0.0%
Provision for income taxes	1.0%	1.6%	1.7%	0.9%	1.8%	1.5%	1.2%	1.6%	1.4%	1.2%	1.4%

Income from continuing operations	2.9%	4.3%	4.0%	2.1%	3.7%	3.6%	2.8%	4.1%	3.4%	4.7%	3.7%

Income (loss) from discontinued operations, net of tax	(0.6%)	(0.0%)	(0.2%)	(0.0%)	0.0%	(0.0%)	0.0%	0.0%	0.0%	0.0%	0.0%

Net income attributable to PFCB	2.3%	4.3%	3.9%	2.1%	3.7%	3.5%	2.8%	4.1%	3.4%	4.7%	3.8%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	136,163	39,123	38,517	30,593	41,611	149,844	32,085	39,044	38,358	38,310	147,797
Add: Net income attributable to noncontrolling interests	1,933	370	288	155	595	1,408	206	241	172	165	784
Less: General and administrative (2)	(77,488)	(19,814)	(20,523)	(20,408)	(22,004)	(82,749)	(19,053)	(19,765)	(23,226)	(19,839)	(81,883)
Less: Preopening expenses	(8,457)	(488)	(461)	(1,550)	(1,420)	(3,919)	(133)	(832)	(572)	(439)	(1,976)
Less: Partner investment expense	354	464	91	(18)	92	629	(11)	135	147	47	318

Income from operations	52,505	19,655	17,912	8,772	18,874	65,213	13,094	18,823	14,879	18,244	65,040

Note:	Consolidated results include the impact of Shared Services and Other as well as the Bistro and Pei Wei concepts

(1)	Consolidated revenues include revenues related to the Bistro and Pei Wei concepts as well as Global Brand Development initiatives

(2)	Consolidated general and administrative expenses includes the costs of supporting the Company, including all concepts as well as Global Brand Development initiatives

Concept: P.F. Chang’s China Bistro
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	4Q10	YTD Q4 2010

Units	189	190	190	192	197	197	197	199	200	201	201
Sales weeks	9,373	2,458	2,470	2,486	2,736	10,150	2,561	2,565	2,593	2,607	10,326
AWS	98,127	95,661	91,958	87,324	89,884	91,161	90,077	90,964	89,202	89,726	89,989
Revenues	919,963	235,141	227,144	217,093	245,943	925,321	230,767	233,365	231,309	233,931	929,372

Operating costs
Cost of sales	249,911	62,963	59,749	56,624	65,480	244,816	62,711	60,914	58,135	60,008	241,768
Labor	301,967	76,051	73,286	71,216	80,222	300,775	78,192	76,769	76,533	76,667	308,161
Operating	149,083	36,973	36,373	37,487	40,050	150,883	38,546	38,183	38,554	37,804	153,087
Occupancy	50,670	12,441	12,412	12,390	12,943	50,186	12,640	13,254	13,242	13,368	52,504
Net income attributable to noncontrolling interests	1,361	179	145	104	110	538	71	93	62	70	296
Depreciation & amortization	51,091	13,728	13,646	13,900	13,247	54,521	13,854	14,043	14,018	14,519	56,434
Restaurant operating income	115,880	32,806	31,533	25,372	33,891	123,602	24,753	30,109	30,765	31,495	117,122

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.8%	26.3%	26.1%	26.6%	26.5%	27.2%	26.1%	25.1%	25.7%	26.0%
Labor	32.8%	32.3%	32.3%	32.8%	32.6%	32.5%	33.9%	32.9%	33.1%	32.8%	33.2%
Operating	16.2%	15.7%	16.0%	17.3%	16.3%	16.3%	16.7%	16.4%	16.7%	16.2%	16.5%
Occupancy	5.5%	5.3%	5.5%	5.7%	5.3%	5.4%	5.5%	5.7%	5.7%	5.7%	5.6%
Net income attributable to noncontrolling interests	0.1%	0.1%	0.1%	0.0%	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.0%
Depreciation & amortization	5.6%	5.8%	6.0%	6.4%	5.4%	5.9%	6.0%	6.0%	6.1%	6.2%	6.1%

Restaurant operating income	12.6%	14.0%	13.9%	11.7%	13.8%	13.4%	10.7%	12.9%	13.3%	13.5%	12.6%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	115,880	32,806	31,533	25,372	33,891	123,602	24,753	30,109	30,765	31,495	117,122
Add: Net income attributable to noncontrolling interests	1,361	179	145	104	110	538	71	93	62	70	296
Less: Preopening expenses	(5,677)	(294)	(280)	(1,004)	(1,257)	(2,835)	(26)	(765)	(411)	(265)	(1,467)
Less: Partner investment expense	1,066	148	20	—	68	236	—	—	—	—	—

Income from operations	112,630	32,839	31,418	24,472	32,812	121,541	24,798	29,437	30,416	31,300	115,951

Note: General and administrative expenses are reflected in the Company’s consolidated results

Concept: Pei Wei Asian Diner (A)
Supplemental Financial Information

	2008	1Q09	2Q09	3Q09	4Q09	2009	1Q10	2Q10	3Q10	4Q10	YTD Q4 2010

Units	159	160	161	164	166	166	167	167	168	168	168
Sales weeks	7,797	2,073	2,093	2,118	2,322	8,606	2,170	2,171	2,177	2,184	8,702
AWS	35,675	36,011	35,459	34,578	34,701	35,171	36,597	35,991	34,998	34,950	35,632
Revenues	278,161	74,696	74,216	73,236	80,576	302,724	79,475	78,137	76,190	76,329	310,131

Operating costs
Cost of sales	75,719	20,109	19,908	19,740	21,848	81,605	21,302	20,803	20,245	20,613	82,963
Labor	94,944	24,656	24,825	24,497	26,830	100,808	26,283	25,526	25,087	24,943	101,839
Operating	49,884	13,718	12,436	13,396	13,426	52,976	14,207	13,414	13,504	14,082	55,207
Occupancy	19,139	4,937	4,991	5,176	5,345	20,449	5,198	5,355	5,262	5,388	21,203
Net income attributable to noncontrolling interests	572	191	143	51	485	870	135	148	110	95	488
Depreciation & amortization	16,158	4,350	4,440	4,647	4,666	18,103	4,647	4,762	4,772	4,761	18,942
Restaurant operating income	21,745	6,735	7,473	5,729	7,976	27,913	7,703	8,129	7,210	6,447	29,489

Revenues	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales	27.2%	26.9%	26.8%	27.0%	27.1%	27.0%	26.8%	26.6%	26.6%	27.0%	26.8%
Labor	34.1%	33.0%	33.4%	33.4%	33.3%	33.3%	33.1%	32.7%	32.9%	32.7%	32.8%
Operating	17.9%	18.4%	16.8%	18.3%	16.7%	17.5%	17.9%	17.2%	17.7%	18.4%	17.8%
Occupancy	6.9%	6.6%	6.7%	7.1%	6.6%	6.8%	6.5%	6.9%	6.9%	7.1%	6.8%
Net income attributable to noncontrolling interests	0.2%	0.3%	0.2%	0.1%	0.6%	0.3%	0.2%	0.2%	0.1%	0.1%	0.2%
Depreciation & amortization	5.8%	5.8%	6.0%	6.3%	5.8%	6.0%	5.8%	6.1%	6.3%	6.2%	6.1%

Restaurant operating income	7.8%	9.0%	10.1%	7.8%	9.9%	9.2%	9.7%	10.4%	9.5%	8.4%	9.5%

Reconciliation of Non-GAAP Financial Information to GAAP measures:
Restaurant operating income	21,745	6,735	7,473	5,729	7,976	27,913	7,703	8,129	7,210	6,447	29,489
Add: Net income attributable to noncontrolling interests	572	191	143	51	485	870	135	148	110	95	488
Less: Preopening expenses	(2,780)	(194)	(181)	(546)	(163)	(1,084)	(107)	(67)	(161)	(174)	(509)
Less: Partner investment expense	(712)	316	71	(18)	24	393	(11)	135	147	47	318

Income from operations	18,825	7,048	7,506	5,216	8,322	28,092	7,720	8,345	7,306	6,415	29,786

Note:	General and administrative expenses are reflected in the Company’s consolidated results

(A)	All current and historical operating results related to closed Pei Wei restaurants are reflected within discontinued operations for all periods presented

P.F. Chang’s China Bistro
Supplemental Sales Information (Company Owned)

Year of Unit Opening (1)
	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	2010	Total
Units	64	14	18	18	18	20	20	17	8	4	201

Sales (000)
1Q10	84,443	16,452	22,541	18,179	18,840	21,713	22,542	16,961	9,017	—	230,688
2Q10	84,934	16,111	22,795	19,015	19,043	21,928	22,913	17,483	8,620	481	233,323
3Q10	83,188	15,716	22,409	19,012	18,444	21,239	22,410	17,016	8,433	3,433	231,300
4Q10	84,993	16,280	22,489	18,539	18,639	21,607	22,143	17,058	8,100	4,068	233,916

2010	337,558	64,559	90,234	74,745	74,966	86,487	90,008	68,518	34,170	7,982	929,227

Average Weekly Sales (AWS)
1Q10	101,494	90,396	96,331	77,688	80,514	83,510	86,700	76,747	86,697	—	90,077
2Q10	102,084	88,522	97,414	81,262	81,380	84,339	88,125	79,106	82,887	120,210	90,964
3Q10	99,985	86,354	95,765	81,246	78,820	81,688	86,194	76,997	81,088	107,269	89,202
4Q10	102,155	89,451	96,108	79,227	79,654	83,104	85,164	77,187	77,885	88,438	89,726

2010	101,430	88,681	96,404	79,856	80,092	83,160	86,546	77,509	82,139	97,337	89,989

Year-Over-Year Change Comparable Store Sales (2)(3)
Units	64	14	18	18	18	20	20	17	1	—	190
1Q10	-4.0%	-3.0%	-1.7%	-1.5%	-1.8%	-0.7%	-0.9%	-5.1%	—	—	-2.7%
2Q10	-1.0%	0.2%	1.1%	2.4%	1.0%	1.8%	1.1%	-2.7%	—	—	0.1%
3Q10	1.4%	2.8%	3.0%	3.7%	2.7%	3.6%	3.2%	1.6%	-13.9%	—	2.3%
4Q10	-0.6%	1.2%	0.6%	1.4%	0.0%	1.7%	-0.6%	0.0%	-12.5%	—	0.1%

2010	-1.1%	0.2%	0.7%	1.5%	0.4%	1.6%	0.7%	-1.2%	-13.0%	—	-0.1%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit becomes comparable in the eighteenth month of operation.

(3)
Comparable store sales for each quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year. Comparable store sales for fiscal 2010 reflect results from the 52 week operating period in the current year compared to the same 52 week operating period in the prior year.

Pei Wei Asian Diner
Supplemental Sales Information

Year of Unit Opening (1)
	Pre-2002	2002	2003	2004	2005	2006	2007	2008	2009	2010	Total
Units	5	11	17	19	23	27	32	25	7	2	168

Sales (000)
1Q10	2,748	5,557	8,770	10,017	11,151	13,175	13,954	10,399	3,075	570	79,416
2Q10	2,587	5,240	8,566	9,865	11,038	13,093	13,798	10,434	3,005	511	78,137
3Q10	2,463	5,050	8,260	9,583	10,813	12,898	13,418	10,079	2,900	726	76,190
4Q10	2,649	5,163	8,383	9,518	10,800	12,701	13,213	10,072	2,942	888	76,329

2010	10,447	21,010	33,979	38,983	43,802	51,867	54,383	40,984	11,922	2,695	310,072

Average Weekly Sales (AWS)
1Q10	42,270	38,861	39,683	40,556	37,295	37,535	33,543	31,997	33,796	47,443	36,597
2Q10	39,801	36,645	38,762	39,938	36,915	37,302	33,169	32,104	33,025	39,308	35,991
3Q10	37,893	35,317	37,374	38,797	36,165	36,747	32,253	31,013	31,864	38,211	34,998
4Q10	40,753	36,103	37,930	38,534	36,122	36,185	31,763	30,991	32,330	34,154	34,950

2010	40,179	36,731	38,437	39,456	36,624	36,942	32,682	31,526	32,754	38,505	35,632

Year-Over-Year Change Comparable Store Sales (2)(3)
Units	5	11	17	19	23	27	32	25	4	—	163
1Q10	1.8%	0.6%	0.7%	-0.2%	2.5%	3.5%	4.1%	2.4%	—	—	2.2%
2Q10	1.4%	0.2%	2.3%	1.7%	3.1%	4.2%	3.7%	3.8%	—	—	3.0%
3Q10	-0.6%	-1.3%	-0.2%	-0.9%	1.1%	1.9%	1.2%	2.9%	-2.6%	—	0.8%
4Q10	4.0%	-0.3%	1.1%	1.5%	1.7%	1.1%	0.3%	2.7%	2.5%	—	1.3%

2010	1.7%	-0.2%	1.0%	0.5%	2.1%	2.7%	2.4%	3.0%	0.7%	—	1.8%

(1)	Includes all restaurants opened in the period indicated.

(2)	A unit becomes comparable in the eighteenth month of operation.

(3)
Comparable store sales for each quarter of fiscal 2010 reflect results from the 13 week operating period in the current year compared to the same 13 week operating period in the prior year. Comparable store sales for fiscal 2010 reflect results from the 52 week operating period in the current year compared to the same 52 week operating period in the prior year.